Exhibit 99.2

trulia
TRULIA, INC.
116 NEW MONTGOMERY STREET
SUITE 300
SAN FRANCISCO, CA 94105
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on [•], 2014. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on [•], 2014. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you need help with voting, please call (800) 322-2885 for assistance. If you vote by phone or Internet, please do not mail your proxy card.

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends that you vote FOR each of the following proposals:
1. To adopt the Agreement and Plan of Merger, dated as of July 28, 2014 (the “merger agreement”), by and among Zillow, Inc., Zebra Holdco, Inc., and Trulia, Inc., pursuant to which Trulia, Inc. will become a wholly-owned subsidiary of Zebra Holdco, Inc. – THE MERGERS WILL ONLY OCCUR IF PROPOSAL NO. 2 IS ALSO APPROVED.
For Against Abstain
2. To approve the authorization of nonvoting Class C capital stock in Zebra Holdco, Inc.’s amended and restated articles of incorporation. For Against Abstain
3. To approve the adjournment of the Trulia, Inc. special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the merger agreement or to approve the authorization of nonvoting Class C capital stock in Zebra Holdco, Inc.’s amended and restated articles of incorporation. For Against Abstain
NOTE: In their discretion, the proxies named on this proxy card are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.
For address change/comments, mark here. (see reverse for instructions)
Please indicate if you plan to attend this meeting. Yes No
Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

SPECIAL MEETING OF TRULIA STOCKHOLDERS
[•], 2014
[•] Pacific time
[location]
ADMISSION TICKET
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.
Please detach here and present this ticket for admission to the meeting.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING ON [•], 2014.
Peter Flint and Prashant “Sean” Aggarwal, or either of them, each with the full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Trulia, Inc., to be held on [•], 2014, at [•], Pacific time, at [•], and certain adjournments or postponements thereof.
SEE REVERSE SIDE: If you are voting my mail and wish to vote in accordance with the Board of Directors’ recommendations, simply sign and date on the reverse side and return this proxy card in the enclosed envelope. You need not mark any boxes.
Address Changes/Comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE